Exhibit 32.2

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report on Form 10-Q of Fox Petroleum Inc. (the “Company”) for the quarter ended May 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Jonathan Wood, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted by Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

July 21, 2008

/s/ Jonathan Wood
Jonathan Wood
Chief Financial Officer and Director
(Principal Financial Officer and Principal
Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Fox Petroleum Inc. and will be retained by Fox Petroleum Inc. and furnished to the Securities and Exchange Commission or its staff upon request.